Exhibit 99.1

WageWorks Reports Third Quarter 2014 Financial Results

  Total revenue of $68.0 million, a 27 percent increase year-over-year
  Third quarter 2014 GAAP net income of $4.1 million or $0.11 per diluted share. Non-GAAP net income per diluted share of $0.24
  Third quarter 2014 non-GAAP adjusted EBITDA of $18.0 million, a 27 percent increase year-over-year

SAN MATEO, Calif.--(BUSINESS WIRE)--November 6, 2014--WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers, today announced the Company's financial results for its third quarter ended September 30, 2014.

“I am very pleased with our third quarter results. As demand for Consumer-Directed Benefits increases, we continue to execute on our growth strategies and are well on our way to meeting our 2014 objectives. We just completed another record enterprise selling season, and are very excited about the initial results of our SMB selling season and Open Enrollment period. Our integration efforts with CONEXIS are well down the path, as we are already leveraging the strengths of our respective infrastructures and resources. On the commuter side of our business, we are well-positioned to benefit from the trend of city ordinances, most recently in New York, that require employers to provide commuter benefits,” said Joe Jackson, Chief Executive Officer of WageWorks. “Finally, we continue to see encouraging results from our channel partnerships, as well as private and public exchange relationships.”

For the third quarter, WageWorks reported total revenue of $68.0 million, compared to $53.6 million for the third quarter of 2013, an increase of 27 percent. Healthcare revenue was $38.6 million, compared to $32.6 million for the third quarter of 2013, an increase of 18 percent. Commuter revenue was $15.1 million, compared to $14.9 million for the third quarter of 2013, an increase of 1 percent. COBRA revenue was $9.5 million, compared to $3.8 million for the third quarter of 2013, an increase of 149 percent. Other revenue was $4.8 million, compared to $2.1 million for the third quarter of 2013, an increase of 123 percent.

GAAP operating income was $6.6 million for the third quarter of 2014, compared to GAAP operating income of $9.9 million for the third quarter of 2013. On a non-GAAP basis, third quarter of 2014 operating income was $13.8 million, compared to non-GAAP operating income of $11.3 million for the third quarter of 2013.

GAAP net income was $4.1 million, or $0.11 per diluted share, for the third quarter of 2014, compared to GAAP net income of $7.8 million, or $0.22 per diluted share, for the third quarter of 2013.

On a non-GAAP net income basis, third quarter of 2014 net income was $8.5 million, or $0.24 per diluted share, compared to non-GAAP net income of $6.6 million, or $0.18 per diluted share, for the third quarter of 2013. Non-GAAP net income for the third quarter of 2013 and 2014 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $18.0 million for the third quarter of 2014, a 27 percent increase compared to non-GAAP adjusted EBITDA of $14.2 million for the third quarter of 2013.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the third quarter 2014 and 2013 is detailed in the tables provided in this press release.

As of September 30, 2014, WageWorks had cash and cash equivalents totaling $386.4 million. This compares to cash and cash equivalents totaling $360.0 million as of December 31, 2013.

The Company's Conference Call Information

WageWorks will host a conference call today, November 6, 2014, at 5:00 p.m. ET to discuss the Company’s third quarter ended September 30, 2014 financial results and business outlook.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial 877-546-5019 (toll-free) or 857-244-7551, and enter pass code 95342824. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A telephone replay will be available for one week at 888-286-8010 (toll-free) or 617-801-6888 using the pass code 69695026.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes stock-based compensation, amortization of acquired intangibles, contingent consideration gain and expense and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our channel partnerships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans and exchange opportunities, the expected benefits of the carryover provision, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner and exchange opportunities, the participation of employees in our employer clients’ consumer-directed benefits programs and whether the carryover provision will have any impact thereon, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, our ability to successfully partner with private exchanges, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers. WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as health and dependent care Flexible Spending Accounts (FSAs), Health Savings Accounts (HSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for more than 45,000 employers and more than 3.8 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$32,646	$38,600	$102,244	$116,176
Commuter	14,949	15,078	44,378	46,171
COBRA	3,837	9,544	11,002	17,283
Other	2,139	4,776	6,623	9,745
Total revenues	53,571	67,998	164,247	189,375

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	19,300	24,951	59,845	68,905
Technology and development	4,934	8,242	16,501	18,739
Sales and marketing	8,713	12,059	25,637	30,758
General and administrative	10,185	10,470	28,402	30,941
Amortization and change in contingent consideration	554	5,688	9,741	14,657
Total operating expenses	43,686	61,410	140,126	164,000
Income from operations	9,885	6,588	24,121	25,375
Other income (expenses):
Interest income	3	1	16	3
Interest expense	(326)	(499)	(1,073)	(1,010)
Other income	7	713	40	737
Income before income taxes	9,569	6,803	23,104	25,105
Income tax provision	(1,818)	(2,690)	(6,725)	(9,961)
Net income	7,751	4,113	16,379	15,144

Basic net income per share	$0.23	$0.12	$0.49	$0.43
Diluted net income per share	$0.22	$0.11	$0.47	$0.42

Shares used in basic net income per share calculations	34,134	35,234	33,285	35,062
Shares used in diluted net income per share calculations	35,875	36,152	34,929	36,267

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
	(unaudited)
Cost of revenues	$316	$721	713	$1,547
Technology and development	224	367	566	862
Sales and marketing	303	665	790	1,563
General and administrative	2,075	1,981	4,407	6,040
	$2,918	$3,734	$6,476	$10,012

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	September 30, 2014
		(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$359,958	$386,352
Restricted cash	331	332
Accounts receivable, less allowance for doubtful accounts of $467 and $777 at December 31, 2013 and September 30, 2014, respectively	32,863	44,465
Deferred tax assets - current	1,985	1,985
Prepaid expenses and other current assets	10,135	16,728
Total current assets	405,272	449,862
Property and equipment, net	26,532	33,811
Goodwill	97,636	157,089
Acquired intangible assets, net	42,786	96,902
Deferred tax asset	10,666	9,329
Other assets	16,763	11,262
Total assets	$599,655	$758,255

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$49,419	$52,426
Customer obligations	281,153	342,457
Short-term contingent payment	4,265	3,126
Other current liabilities	1,592	11,992
Total current liabilities	336,429	410,001
Long-term debt	29,448	79,181
Long-term contingent payment, net of current portion	3,802	684
Other non-current liabilities	1,844	1,619
Total liabilities	371,523	491,485
Stockholders' equity:
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued 34,746 shares at December 31, 2013 and 35,302 shares at September 30, 2014	35	35
Additional paid-in capital	270,519	294,013
Accumulated deficit	(42,422)	(27,278)
Total stockholders' equity	228,132	266,770
Total liabilities and stockholders’ equity	$599,655	$758,255

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2013	2014
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$16,379	$15,144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,627	2,864
Amortization and change in contingent consideration	9,741	14,657
Stock-based compensation	6,476	10,012
Loss on disposal of fixed assets	91	14
Payment of contingent consideration in excess of initial measurement	(643)	-
Provision for doubtful accounts	115	(441)
Deferred taxes	6,118	8,267
Excess tax benefit from the exercise of stock options	(7,084)	(7,706)
Changes in operating assets and liabilities:
Accounts receivable	(7,156)	(10,907)
Prepaid expenses and other current assets	(2,084)	(5,256)
Other assets	308	(2,608)
Accounts payable and accrued expenses	4,310	480
Customer obligations	(11,044)	(514)
Other liabilities	(2,517)	(1,055)
Net cash provided by operating activities	15,637	22,951
Cash flows from investing activities:
Purchases of property and equipment	(10,791)	(11,628)
Cash consideration for business acquisitions, net of cash acquired	(751)	(44,314)
Cash paid for acquisition of client contracts	(1,219)	-
Advance payment for acquisition of client contracts	(15,000)	-
Change in restricted cash	3,248	(1)
Net cash used in investing activities	(24,513)	(55,943)
Cash flows from financing activities:
Proceeds from debt	-	49,663
Repayment of debt	(15,000)	-
Proceeds from follow-on offering net of underwriters commissions and discounts	11,550	-
Proceeds from exercise of common stock options	14,446	4,726
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	1,467	1,776
Payment of contingent consideration	(6,629)	(4,485)
Excess tax benefit from the exercise of stock options	7,084	7,706
Net cash provided by financing activities	12,918	59,386
Net increase in cash and cash equivalents	4,042	26,394
Cash and cash equivalents at beginning of period	305,052	359,958
Cash and cash equivalents at end of period	$309,094	$386,352

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

GAAP income from operations	$9.9	$6.6	$24.1	$25.4
Stock-based compensation	2.9	3.7	6.5	10.0
Amortization of acquired intangibles	2.3	3.4	6.9	7.8
Contingent consideration	(3.8)	0.1	(3.0)	0.3
Non-GAAP income from operations	$11.3	$13.8	$34.5	$43.5
Non-GAAP income from operations as a percentage of total revenue	21.1%	20.3%	21.0%	23.0%

Net income:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

GAAP net income	$7.8	$4.1	$16.4	$15.1
Stock-based compensation	2.9	3.7	6.5	10.0
Amortization of acquired intangibles	2.3	3.4	6.9	7.8
Contingent consideration	(3.8)	0.1	(3.0)	0.3
Tax effect of above adjustments *	(2.6)	(2.8)	(6.7)	(7.2)
Non-GAAP net income	$6.6	$8.5	$20.1	$26.0

Weighted average shares outstanding used in computing Non-GAAP per share amounts (diluted)	35.9	36.2	34.9	36.3

Non-GAAP diluted net income per share	$0.18	$0.24	$0.58	$0.72

* Tax effect adjustment assumes a 40% tax rate

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
GAAP net income	$7.8	$4.1	$16.4	$15.1
Interest income	(0.0)	(0.0)	(0.0)	(0.0)
Interest expense	0.3	0.5	1.1	1.0
Income tax provision	1.8	2.7	6.7	10.0
Depreciation	0.8	1.3	2.6	2.9
Amortization and change in contingent consideration	0.6	5.7	9.7	14.6
Stock-based compensation expense	2.9	3.7	6.5	10.0
Adjusted EBITDA	$14.2	$18.0	$43.0	$53.6

CONTACT:
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.mortenson@icrinc.com
or
Media Contact:
WageWorks, Inc.
Britta Meyer, 650-577-5208
Britta.Meyer@wageworks.com